UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

23460 N. 19th Avenue, Suite 110

Phoenix, AZ 85027

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by SenesTech, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 10, 2020 (the “Original Report”), to add in Item 5.02. Except for these corrections, this Current Report on Form 8-K/A does not modify or update the disclosures in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2020, the stockholders of SenesTech, Inc. (the “Company”) approved an amendment to the SenesTech, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) at its 2020 annual meeting of stockholders (the “Annual Meeting”). The amendment to the 2018 Plan was previously adopted by the Board of Directors (the “Board”), upon recommendation by the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting.

The effect of the amendment to the 2018 Plan is to increase the number of shares of common stock available for issuance under the 2018 Plan by 800,000 shares.

The Committee will administer the 2018 Plan. Under the terms of the 2018 Plan, the Committee has the authority to, among other things, construe and interpret the 2018 Plan and all awards granted or agreements executed under it, determine who will be granted awards, when and how each award will be granted, what type of award will be granted, the provisions of each award, the number of shares subject to an award and the fair market value applicable to each award. Under the 2018 Plan, the Committee may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees, officers, directors and consultants.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, attached as Appendix B to the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2020, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held the Annual Meeting on Wednesday, July 8, 2020.

(b) The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Marc Dumont and Julia Williams were elected as Class I directors, each to serve for a three-year term until the annual meeting of stockholders to be held in 2023. The final voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
Marc Dumont	421,049	155,769	1,153,406
Julia Williams	393,935	182,883	1,153,406

Proposal 2: Amendment and Restatement of the Charter to Declassify the Board of Directors

The proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the board of directors was not approved. The final voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
492,369	77,212	7,237	1,153,406

Proposal 3: Amendment to the 2018 Equity Incentive Plan

The proposal to amend the Company’s 2018 Equity Incentive Plan primarily to increase the available number of shares was approved. The final voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
464,293	105,526	6,999	1,153,406

Proposal 4: Amendment to Charter to Eliminate Supermajority Voting Requirement

The proposal to amend the Charter to eliminate the supermajority voting requirement regarding amendment to certain provisions of the Charter and effect other clarifications was not approved. The final voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
482,629	84,558	9,631	1,153,406

Proposal 5: Ratification of the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020

The proposal to ratify the appointment of M&K CPAs, PLLC was approved, and the final voting results are set forth below:

For	Against	Abstentions
1,554,603	144,739	30,882

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2020	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer